Exhibit 99.1

PRESS RELEASE

KYTHERA Biopharmaceuticals Releases Third Quarter 2014 Operating Results

Westlake Village, Calif., November 10, 2014 – KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today reported financial results for its third quarter 2014 and provided an update on recent accomplishments.

“We’ve demonstrated good progress in advancing our ATX-101 program. Of note, we continue to increase our medical affairs efforts as well as our preparations for potential commercialization, including the debut of our physician-focused unbranded awareness campaign for submental fullness. In addition, we are rigorously preparing for an expected Advisory Committee meeting as part of the FDA review process,” said Keith Leonard, KYTHERA’s President and CEO. “We also made progress with our ex-U.S. regulatory filings. In addition to our regulatory filing in Canada in August, we also recently filed for approval in Switzerland, and we plan to make additional regulatory filings outside the U.S. during 2015.”

Summary Financial Results

Cash, cash equivalents and marketable securities totaled $117.4 million at September 30, 2014. This compares to $63.7 million, of which $9.7 million was restricted, at September 30, 2013. The Company had net use of cash, cash equivalents and marketable securities of $17.2 million in the third quarter and, based on current operating plans, believes its existing cash, cash equivalents and marketable securities will allow it to fund its operating plan through at least the next 12 months. Given anticipated activities for the remainder of the year, the Company expects to end 2014 with a cash balance of between $95 million and $100 million.

Research and development expenses totaled $13.4 million for the third quarter 2014 and $34.3 million for the first nine months of 2014, excluding in-process research and development, compared to $7.0 million for the third quarter 2013 and $24.8 million for the first nine months of 2013. The increase in research and development expenses over the same period last year is primarily attributable to higher costs from an increase in headcount and related personnel costs, increased external costs related to commercial manufacturing and supply chain capabilities for the potential launch of ATX-101, and the creation, development and execution of the Company’s medical affairs program.

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

General and administrative expenses totaled $7.9 million for the third quarter of 2014 and $21.4 million for the first nine months of 2014, compared to $4.0 million for the third quarter of 2013 and $11.7 million for the first nine months of 2013. The increase in general and administrative expenses in 2014 compared to the similar period in 2013 is primarily due to personnel costs associated with an increase in headcount, increased external costs associated with preparations for potential launch of ATX-101, and increased costs as a result of maintaining a growing public company.

Net loss was $22.5 million for the third quarter of 2014, compared to $11.5 million for the third quarter of 2013.

Key Third Quarter and Recent Accomplishments

•                  In August, KYTHERA submitted a New Drug Submission (NDS) to Health Canada seeking approval for ATX-101 as an injectable treatment for the reduction of submental fat in Canada.

•                  In October, KYTHERA submitted a Marketing Authorization Application (MAA) to Swissmedic seeking approval for ATX-101 as an injectable treatment for the reduction of submental fat in Switzerland.

•                  In November, the Company’s medical affairs department began initial site recruitment for the Condition of Submental Fullness and Treatment Outcomes Registry (CONTOUR) trial, and hosted a medical information booth at the American Society for Dermatologic Surgery (ASDS) Annual Meeting in San Diego.

•                  In November, KYTHERA launched a physician-focused unbranded awareness campaign and website (www.submentalfullness.com) for submental fullness.

Conference Call

KYTHERA will hold a conference call this afternoon, November 10, at 4:30 p.m. ET, to discuss results from its quarter ended September 30, 2014. The conference call will be simultaneously webcast on the Company’s web site at www.kytherabiopharma.com and archived for future review. Dial-in numbers for the conference call are as follows: U.S. participants (877) 344-3890, international participants (760) 666-3770, passcode: 27641125.

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

About KYTHERA Biopharmaceuticals, Inc.

KYTHERA Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s product candidate, ATX-101, is currently in late-stage clinical development for the reduction of submental fat, which commonly presents as a double chin, and is a potential first-in-class submental contouring injectable drug. KYTHERA submitted its New Drug Application for ATX-101 in May 2014, which the FDA has determined will be subject to a standard review and will have a Prescription Drug User Fee Act (PDUFA) action date of May 13, 2015. KYTHERA also maintains an active research interest in hair and fat biology, pigmentation modulation and facial contouring. Find more information at www.kytherabiopharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including our expected 2014 year-end cash balance; our expectations regarding the sufficiency of our cash resources; the timing of our PDUFA date with the FDA; and the timing and number of ex-U.S. regulatory filings. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, our substantial dependence on ATX-101, and other matters that could affect the availability or commercial potential of our drug candidate. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 and our Annual Report on Form 10-K for the year ended December 31, 2013.

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(Tables follow)

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362

KYTHERA BIOPHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating expenses:
In-process research and development	$—	$—	$52,757	$—
Research and development	13,401	6,970	34,343	24,770
General and administrative	7,910	4,034	21,395	11,732
Total operating expenses	21,311	11,004	108,495	36,502
Loss from operations	(21,311)	(11,004)	(108,495)	(36,502)
Interest income	12	32	130	95
Interest expense	(1,172)	(537)	(3,033)	(1,486)
Net loss	$(22,471)	$(11,509)	$(111,398)	$(37,893)

Per share information:
Net loss, basic and diluted	$(0.99)	$(0.62)	$(4.97)	$(2.05)

Basic and diluted weighted average shares outstanding	22,673	18,666	22,393	18,476

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	September 30,	December 31,
	2014	2013
	(unaudited)

Cash and cash equivalents, marketable securities and restricted cash	$117,442	$172,120
Working capital	101,661	155,695
Total assets	121,736	173,407
Notes payable (current and noncurrent)	29,399	11,505
Common stock and additional paid-in capital	363,912	322,052
Total stockholders’ equity	80,254	149,839

Investor Contact:

Heather Rowe, Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kytherabiopharma.com

30930 Russell Ranch Road, Third Floor, Westlake Village, CA  91362